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                                                                    Exhibit 3.38

                   FOURTH AMENDMENT TO JOINT VENTURE AGREEMENT
                           OF RIVERSIDE CEMENT COMPANY

          THIS FOURTH AMENDMENT TO JOINT VENTURE AGREEMENT OF RIVERSIDE CEMENT COMPANY (the "Amendment"), effective the 31st day of January, 2003 by and between TXI RIVERSIDE INC., a Delaware corporation ("TXIR") and TXI CALIFORNIA INC., a Delaware corporation ("TXIC").

                                    RECITALS:

          WHEREAS, RVC Venture Corp., a Delaware corporation ("RVC"), and Riverside Cement Company, a Delaware corporation (the "Company"), entered into that certain Joint Venture Agreement effective January 1, 1991 (the "Original Agreement"), whereby RVC and the Company agreed to form and operate a California general partnership named Riverside Cement Company (the "Partnership") in accordance with the terms set forth in the Agreement; and

          WHEREAS, on or about January 31, 1995, the Company (thereafter known as Beazer West Cement Company) transferred all of its rights, title and interest in the Partnership to Ssangyong/Riverside Venture Corp., a California corporation (SsRVC); and

          WHEREAS, effective December 31, 1998, RVC transferred all of its rights, title and interest in the Partnership to TXIR and SsRVC transferred all of its rights, title and interest in the Partnership to TXIC; and

          WHEREAS, since the inception of the Partnership the Original Agreement has been amended previously through (i) Consent and Amendment to Joint Venture Agreement of Riverside Cement Company dated May 31, 1991 (the "Consent Amendment"); (ii) First Amendment to Joint Venture Agreement of Riverside Cement Company dated Janaury 30, 1995 (the "First Amendment"); (iii) Second Amendment to Joint Venture Agreement of Riverside Cement Company dated February 1995 (the "Second Amendment") and (iv) Third Amendment to Joint Venture Agreement of Riverside Cement Company dated January 1, 1998 (the "Third Amendment"); and

          WHEREAS, hereinafter the "Agreement" shall refer to the Original Agreement, the Consent Amendment, the First Amendment, the Second Amendment and the Third Amendment; and

          WHEREAS, TXIR and TXIC as the sole partners of the Partnership desire to amend certain provisions of the Agreement regarding the management of the Partnership.

                                   WITNESSETH:

          NOW THEREFORE, premises considered and in consideration of the mutual promises and covenants of the parties hereto, the sufficiency of which is hereby mutually acknowledged, the parties agree as follows:

1. Capitalized Terms. Unless otherwise defined in this Amendment, capitalized terms herein shall have the meaning set forth in the Agreement.

2. Definitions. Article II of the Agreement is hereby amended to change, modify, add or delete the following definitions:

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               (b) The definition of "Allocable Share" shall be amended to correctly identify the allocable share of the current Partners under the Agreement; and therefore, shall provide in its entirety as follows:

                    "Allocable Share" shall, with respect to each Partner, be
               equal to such Partner's Percentage Interest (as hereinafter defined)."

               (b) The definition of "Business" shall be amended to identify the business operations of the Partnership under the Agreement; and therefore, shall provide in its entirety as follows:

                    "Business" shall mean the following: (i) the manufacture,
               importation/exportation, buying and/or selling of cement and/or building materials of any kind; and/or (ii) the mining, process, using, marketing, buying or selling of limestone and/or other construction materials whether or not used in the manufacture of cement; and (iii) acquiring, owning financing, disposing, conducting, and operating, trades, services and businesses related and/or similar to the foregoing; and (iv) engagement in common enterprises with Affiliates of the Partnership as required for continued successful operations of the consolidated group of which the Partnership is a part."

               (c) The definition of "Partners" shall be amended to correctly identify the current the Partners under the Agreement; and therefore, shall provide in its entirety as follows:

                    "Partners" shall mean TXIR and TXIC and any person who
               succeeds to the Partnership Interest in the Partnership in a Transfer of such interest permitted by this Agreement."

               (d) The definition of "Percentage Interests" shall be amended to correctly identify the percentage interests of the current Partners under the Agreement; and therefore, shall provide in its entirety as follows:

                    "Percentage Interests" of the Partners shall mean the
               percentages set forth opposite their respective names below:

                         TXIR   51%
                         TXIC   49%

               (e) A definition of "TXIC" shall be added to the Agreement; such definition providing in its entirety as follows:

                    "TXIC" shall mean TV California Inc.."

               (f) A definition of "TXIR" shall be added to the Agreement; such definition providing in its entirety as follows:

                    "TXIR" shall mean TXI California Inc."

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3.   Purpose of the Partnership. Article III of the Agreement is hereby amended to expand the purpose of the Partnership; and therefore, shall provide in its entirety as follows:

                                  "ARTICLE III
                                     PURPOSE

          The purposes and businesses of the Partnership shall be:

          (a)  to engage in the Business; and

          (b) to engage in such other businesses as the Partners may determine; and

          (c) to enter into, from time to time, as debtor or guarantor or both, such financing arrangements (whether separately or in conjunction with Affiliates of any Partner) as the Partners may determine to be necessary, appropriate or advisable in the operation of the Business and of the businesses of the consolidated group of which the Partnership is a part; and

          (d) to mortgage, pledge, assign, grant a security interest in, or otherwise encumber, lease, exchange or otherwise dispose of, all or a part of the assets (including equity investments in subsidiaries or Affiliates of the Partnership) to secure such financing arrangements permitted in clause (c) above; and

          (e) to engage in all activities and to enter into, exercise the rights and enjoy the benefits under, and discharge the obligations of the Partnership pursuant to, all contracts, agreements and documents that may be necessary, appropriate or advisable to enable the Partnership to accomplish the purposes set forth in clauses (a) through (d) inclusive."

4. Principal Place of Business. Article V shall be amended to update the principal place of Business of the Partnership; and therefore Article V shall provide, in its entirety, as follows

                                   "ARTICLE V
                           PRINCIPAL PLACE OF BUSINESS

               The principal place of business of the Partnership shall be at the Partnership's Ontario, California offices located at One Corporate Plaza, 3500 Porsche Way, Suite 150, P.O. Ontario, California or such other location as the Management Committee may determine."

5. Section 7.2 shall be amended to add a subsection (f) to clarify the Management Committee's right to select and appoint other individuals to perform duties for the Partnership; and therefore Section 7.2(f) shall provide, in its entirety, as follows:

          "7.2 General Manager and Other Delegates

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                    "(f) Notwithstanding anything herein to the contrary, the
               Management Committee shall have the right to select and appoint, from time to time, other individuals to perform various duties for the Partnership and/or assist the General Manager in the General Manager's duties and powers set forth in this Agreement in order to manage, administer and operate the business and affairs of the Partnership for the purposes set forth in Article III."

6. In the Third Amendment to the Agreement, Section 13.1 of the Agreement was amended to change in the Partnership's fiscal year to a June 1 through May 31 fiscal year, however such amendment contained a typographical error. Therefore, Section 13.1 of the Agreement is hereby corrected to provide in its entirety, effective January 1, 1998, as follows:

               "13.1 Fiscal Year. The fiscal year of the Partnership shall commence on June 1 of each calendar year and end on May 31 of the next succeeding calendar year."

7. Any references in the Agreement (or any Amendment thereto) to the Company or SR other than in any opening paragraph, or as the context otherwise requires, shall mean TXIR.

8. Except as amended hereby, all terms and conditions of the Agreement shall remain the same, unchanged, and in effect.

          IN WITNESS WHEREOF, this Fourth Amendment of Joint Venture Agreement of Riverside Cement Company is executed effective the 31st day of January, 2003.

                                        TXI RIVERSIDE INC.


                                        By: /s/ Mel G. Brekhus
                                            ------------------------------------
                                            Mel G. Brekhus
                                            President


                                        TXI CALIFORNIA INC.


                                        By: /s/ Mel G. Brekhus
                                            ------------------------------------
                                            Mel G. Brekhus
                                            President

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